SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006 (February 17, 2006)

TRANS WORLD ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

38 Corporate Circle, Albany, New York		12203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 452-1242

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 17, 2006, Trans World Entertainment Corporation (the “Company”) entered into a purchase and sale agreement with Musicland Holding Corp. (“Musicland”) an entertainment specialty retailer which operates retail stores and online under the names Sam Goody (SamGoody.com), Suncoast Motion Picture Company (Suncoast.com) and MediaPlay.com.

The agreement with Musicland, which filed a voluntary petition to restructure under Chapter 11 of the United States Bankruptcy Code in January 2006, is subject to a competitive bidding process and approval by the United States Bankruptcy Court for the Southern District of New York.

A copy of the Asset Acquisition Agreement is filed as Exhibit 99.2 to this report and is incorporated herein by reference. The foregoing summary description of the agreement and the transaction contemplated by the agreement are not intended to be complete and are qualified in their entirety by reference to the complete text of such agreement.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS. The following are furnished as Exhibits to this Report:

Exhibit No.	Description

99.1	Trans World Entertainment Company Press Release dated February 21, 2006.

99.2	Asset Acquisition Agreement dated February 17, 2006, between Trans World Entertainment Corporation and Musicland Holding Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANS WORLD ENTERTAINMENT CORPORATION

Date: February 22, 2006	/s/ John J. Sullivan
John J. Sullivan
Executive Vice President-Finance, Chief
Financial Officer and Secretary